EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-135515) on Form S-8 of Omega Flex, Inc. of our report dated March 27, 2013, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Omega Flex, Inc. for the year ended December 31, 2012.

Blue Bell, Pennsylvania

March 27, 2013